                                                               EXHIBIT 99.2



                  CASA BONITA INCORPORATED AND
                  SUBSIDIARIES

                  Consolidated Financial Statements

                  April 1, 1996 and April 3, 1995

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Casa Bonita Incorporated:

We have audited the accompanying consolidated balance sheets of Casa Bonita Incorporated and subsidiaries as of April 1, 1996 and April 3, 1995 and the related consolidated statements of earnings, stockholder's equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Casa Bonita Incorporated and subsidiaries as of April 1, 1996 and April 3, 1995 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                       KPMG PEAT MARWICK LLP

Dallas, Texas
September 23, 1996, except
  as to notes 4 and 11 which
  are as of October 1, 1996

                   CASA BONITA INCORPORATED AND SUBSIDIARIES

                          Consolidated Balance Sheets

           June 24, 1996 (unaudited), April 1, 1996 and April 3, 1995

                (In thousands, except share and per share data)

                            ASSETS                            June 24, 1996
                                                               (unaudited)        April 1, 1996      April 3, 1995
                                                              -------------       -------------      -------------
Current assets:
  Cash                                                           $   993             $ 1,338            $ 1,145
  Receivables:
    Trade accounts                                                    76                  18                109
    Affiliates, net (notes 4 and 10)                              16,981              14,800             11,128
    Inventories                                                      707                 714                742
    Prepaid expenses and other current assets                        114                 179                156
    Deferred income taxes (note 7)                                 1,328               1,328              1,368
                                                                 -------             -------            -------
        Total current assets                                      20,199              18,377             14,648

Property and equipment, net (note 2)                              35,124              35,804             39,118
Deferred income taxes (note 7)                                       327                 327                117
Other assets (note 6)                                                456                 457                386
                                                                 -------             -------            -------
                                                                 $56,106             $54,965            $54,269
                                                                 =======             =======            =======
             LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current installments:
    Long-term debt (note 4)                                      $   262             $   262            $   236
    Capital lease obligations (note 8)                               135                 130                114
  Accounts payable                                                 1,613               1,038              1,673
  Accrued liabilities (note 3)                                     4,337               4,496              5,618
  Reserve for restaurant closures (note 5)                         1,393               1,396                421
  Income taxes payable                                             1,290               1,066                401
                                                                 -------             -------            -------
        Total current liabilities                                  9,030               8,388              8,463

Long-term debt, less current installments (note 4)                31,326              31,326             31,588
Capital lease obligations, less current installments (note 8)      1,233               1,267              1,399
Other long-term liabilities (note 5)                                 421                 421                355
                                                                 -------             -------            -------
        Total liabilities                                         42,010              41,402             41,805
                                                                 -------             -------            -------
Stockholder's equity:
  Common stock, $.01 par value.  Authorized 10,000,000 shares;
    issued and outstanding 434,480 shares                              4                   4                  4
  Additional paid-in capital                                       7,778               7,778              7,778
  Retained earnings                                                6,314               5,781              4,682
                                                                 -------             -------            -------
        Total stockholder's equity                                14,096              13,563             12,464
Commitments and contingencies (notes 8 and 9)
                                                                 -------             -------            -------
                                                                 $56,106             $54,965            $54,269
                                                                 =======             =======            =======

See accompanying notes to consolidated financial statements.

                   CASA BONITA INCORPORATED AND SUBSIDIARIES

                      Consolidated Statements of Earnings

       12 week periods ended June 24, 1996 (unaudited) and June 26, 1995
        (unaudited) and the years ended April 1, 1996 and April 3, 1995

                                 (In thousands)

                                                       June 24, 1996    June 26, 1995
                                                        (unaudited)      (unaudited)      April 1, 1996    April 3, 1995
                                                       -------------    -------------     -------------    -------------
Revenues                                                  $19,927          $18,875           $80,381          $80,763
                                                          -------          -------           -------          -------
Restaurant costs and expenses:
  Cost of sales                                             5,649            5,242            22,392           22,452
  Operating expenses                                       10,847           10,364            43,507           43,785
  Depreciation, amortization and accretion                    964            1,056             4,419            4,686
  Provision for restaurant closures (note 5)                   --               --             1,275              421
                                                          -------          -------           -------          -------
        Total restaurant costs and expenses                17,460           16,662            71,593           71,344
                                                          -------          -------           -------          -------
General and administrative expenses (note 10)                 923              988             4,409            4,383
                                                          -------          -------           -------          -------
        Operating income                                    1,544            1,225             4,379            5,036

Interest expense (notes 2 and 4)                              692              739             3,180            3,027
Other income, net (note 10)                                    (8)             (16)             (409)            (226)
                                                          -------          -------           -------          -------
        Earnings before income taxes                          860              502             1,608            2,235
Income tax expense (note 7)                                   327              205               509              829
                                                          -------          -------           -------          -------
        Net earnings                                      $   533          $   297           $ 1,099          $ 1,406
                                                          =======          =======           =======          =======

See accompanying notes to consolidated financial statements.

                   CASA BONITA INCORPORATED AND SUBSIDIARIES

                Consolidated Statements of Stockholder's Equity

             12 week period ended June 24, 1996 (unaudited) and the
                  years ended April 1, 1996 and April 3, 1995

                                 (In thousands)

                                                  ADDITIONAL                                 TOTAL
                               COMMON               PAID-IN           RETAINED           STOCKHOLDER'S
                               STOCK                CAPITAL           EARNINGS              EQUITY
                               ------             ----------          --------           -------------
Balance at March 28, 1994       $ 4                 $7,778              $3,276                $11,058

Net earnings                     --                     --               1,406                  1,406
                                ---                 ------              ------                -------
Balance at April 3, 1995          4                  7,778               4,682                 12,464

Net earnings                     --                     --               1,099                  1,099
                                ---                 ------              ------                -------
Balance at April 1, 1996          4                  7,778               5,781                 13,563

Net earnings (unaudited)         --                     --                 533                    533
                                ---                 ------              ------                -------
Balance at June 24, 1996
   (unaudited)                  $ 4                 $7,778              $6,314                $14,096
                                ===                 ======              ======                =======


See accompanying notes to consolidated financial statements.

                   CASA BONITA INCORPORATED AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

     12 weeks ended June 24, 1996 (unaudited) and June 26, 1995 (unaudited) and the years ended April 1, 1996 and April 3, 1995

                                 (In thousands)

                                                        June 24, 1996    June 26, 1995
                                                         (unaudited)      (unaudited)      April 1, 1996   April 3, 1995
                                                        -------------    -------------     -------------   -------------
Cash flows from operating activities:
  Net earnings                                            $   533            $  297            $ 1,099         $ 1,406
  Adjustments to reconcile net earnings to net cash
    provided by operating activities:
   Depreciation, amortization and accretion                   964             1,056              4,419           4,686
   Gain on disposition of assets                               --                --               (362)            (26)
   Provision for restaurant closures                           --                --              1,275             421
   Deferred income taxes                                       --              (719)               171             683
   Changes in assets and liabilities:
    Receivables -- trade                                      (58)              (42)                91             134
    Inventories                                                 7                 4                 28             (29)
    Prepaid expenses and other current assets                  65               (19)               (23)            318
    Other assets                                                1                 1                (71)            424
    Accounts payable                                          575              (122)              (635)         (1,277)
    Accrued liabilities                                      (159)              364             (1,122)         (1,569)
    Income taxes                                              224              (386)               665          (1,528)
    Other long-term liabilities                                (3)               (4)                66             355
                                                          -------            ------            -------         -------
            Net cash provided by operating activities       2,149               430              5,601           3,998
                                                          -------            ------            -------         -------
Cash flows from investing activities:
   Additions to property and equipment                       (284)             (411)            (1,390)         (3,968)
   Proceeds from sales of assets                               --                --                  5             129
                                                          -------            ------            -------         -------
               Net cash used in investing activities         (284)             (411)            (1,385)         (3,839)
                                                          -------            ------            -------         -------
Cash flows from financing activities:
  Payments of long-term debt obligations                       --                --               (236)           (213)
  Payments of capital lease obligations                       (29)              (28)              (115)           (228)
  Advances (to) from affiliate                             (2,181)               (1)            (3,672)            167
                                                          -------            ------            -------         -------
              Net cash used in financing activities        (2,210)              (29)            (4,023)           (274)
                                                          -------            ------            -------         -------
              Net increase (decrease) in cash                (345)              (10)               193            (115)

Cash at beginning of year                                   1,338             1,145              1,145           1,260
                                                          -------            ------            -------         -------
Cash at end of year                                       $   993            $1,135            $ 1,338         $ 1,145
                                                          =======            ======            =======         =======
Supplemental cash flow information:
  Interest paid, net of amount capitalized                $ 1,963            $1,800            $ 3,039         $ 2,555
                                                          =======            ======            =======         =======
  Income taxes paid, net of refunds                       $    --            $   --            $   792         $ 1,735
                                                          =======            ======            =======         =======


See accompanying notes to consolidated financial statements.

                   CASA BONITA INCORPORATED AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        April 1, 1996 and April 3, 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of Casa Bonita Incorporated and subsidiaries (collectively, the Company). All significant intercompany transactions and balances have been eliminated in consolidation.

    The Company is a subsidiary of Casa Bonita Holdings, Inc. (CBHI - formerly Black-eyed Pea Holdings, Inc.), which is wholly owned by Casa Bonita Restaurants, Inc. (CBRI) and operates 115 restaurants as of April 1, 1996, primarily located in Texas and Oklahoma.

    DEFINITION OF FISCAL YEAR

    The Company's fiscal year ends on the Monday closest to March 31. Fiscal years 1996 and 1995 are comprised of fifty-two and fifty-three weeks, respectively.

    INVENTORIES

    Inventories, consisting mainly of food, beverages and supplies, are stated at the lower of cost (first-in, first-out method) or market.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation and amortization is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives (see note 2), principally on a straight-line basis for financial reporting purposes, while accelerated methods are used for tax purposes. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Lease renewal option periods are included in determining leasehold improvement useful lives when, in management's opinion, such renewal options will be exercised.

    Leasehold interests are amortized on a straight-line basis over the remaining life of the leases.

    Repairs and maintenance are charged to operations as incurred. Remodeling costs are generally capitalized.

    PREOPENING COSTS

    Labor costs and costs of hiring and training personnel and certain other costs relating to the opening of new restaurants are expensed as incurred.

    INCOME TAXES

    The Company files a consolidated U.S. federal income tax return with CBRI and its subsidiaries. The Company computes federal income taxes on a separate return basis.

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax

                   CASA BONITA INCORPORATED AND SUBSIDIARIES assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    ADVERTISING EXPENSES

    The Company expenses advertising production costs and media costs as incurred. Advertising expenses were approximately $4,917,000 and $4,437,000 during fiscal years 1996 and 1995, respectively.

    USE OF ESTIMATES

    The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

    The consolidated financial statements as of June 24, 1996 and for the 12 week periods ended June 24, 1996 and June 26, 1995 are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Certain information and footnote disclosure normally included in the consolidated financial statements have been condensed or omitted from the interim consolidated financial statements. The results for the interim period ended June 24, 1996 are not necessarily indicative of the results to be obtained for the full year.

(2) PROPERTY AND EQUIPMENT

    A summary of property and equipment and the range of useful lives used in the calculation of depreciation and amortization follows (in thousands):

                                         USEFUL LIFE RANGE  APRIL 1, 1996  APRIL 3, 1995
                                         ----------------- --------------- -------------
   Land                                                           $14,606       $ 14,606
   Buildings and leasehold improvements    5 to 20 years           56,995         57,449
   Equipment, furniture and fixtures       2 to 15 years           24,069         24,904
   Leasehold interest                      5 to 20 years            3,965          3,965
   Construction-in-progress                                            24             31
   Furniture and equipment held for
    future restaurants                                                 24             26
                                                            -------------  -------------
                                                                   99,683        100,981
   Less accumulated depreciation and
     amortization                                                  63,879         61,863
                                                            -------------  -------------
                                                                  $35,804       $ 39,118
                                                            =============  =============

Leasehold interests represent the present value of favorable operating lease terms at the dates certain subsidiaries were acquired.

Capitalized interest related to construction-in-progress was approximately $77,000 in fiscal year 1995 (none in fiscal year 1996).

                   CASA BONITA INCORPORATED AND SUBSIDIARIES

(3)  ACCRUED LIABILITIES

     Accrued liabilities consist of the following (in thousands):

                             APRIL 1, 1996  APRIL 3, 1995
                             -------------  -------------
    Labor and related costs         $1,700         $1,652
    Insurance                        1,982          3,311
    Sales taxes                        423            193
    Other                              391            462
                             -------------  -------------
                                    $4,496         $5,618
                             =============  =============

(4) LONG-TERM DEBT

    A summary of long-term debt follows (in thousands):

                                                              APRIL 1, 1996  APRIL 3, 1995
                                                              -------------  -------------
   Note payable to CBHI, at 11% interest, originally
     payable in 20 annual installments of principal
     and interest through maturity date, March 20, 2012            $ 9,030         $ 9,266

   Note payable to CBHI, interest payable at prime
     rate (8.25% at April 1, 1996), principal and
     interest originally payable at maturity, April 1, 1997         22,558          22,558
                                                             -------------   -------------
                                                                    31,588          31,824
   Less current installments                                           262             236
                                                             -------------   -------------
                                                                   $31,326         $31,588
                                                             =============   =============

    In connection with the sale of the Company (see note 11), both of the above notes were contributed to the Company after offsetting the affiliate receivable.

    Interest incurred on the notes payable to CBHI was approximately $2,995,000 in fiscal year 1996 and $2,863,000 in fiscal year 1995. The accrued interest on these notes was approximately $1,983,000 and $1,821,000 at April 1, 1996 and April 3, 1995, respectively, and such amounts are netted against receivables due from affiliates in the consolidated balance sheets.

    The fair values of the notes payable to CBHI are estimated based on the amount of future cash flows discounted using the Company's current borrowing rate for loans of comparable maturity. The estimated fair value of the note payable to CBHI maturing on March 20, 2012

                   CASA BONITA INCORPORATED AND SUBSIDIARIES approximates $10,586,000 at April 1, 1996. The carrying amount of the $22,558,000 note payable to CBHI approximates estimated fair value at April 1, 1996. The carrying values of other financial instruments including cash, receivables and payables approximate fair values because of the short maturity of those instruments.

(5) RESERVE FOR RESTAURANT CLOSURES

    The Company periodically evaluates for closure restaurants which are generally unprofitable and, in the opinion of management, are unlikely to become profitable or meet earnings expectations. Upon making this determination and committing the Company to a closure plan for such restaurants, a reserve for restaurant closures is recorded to recognize the estimated exit costs associated with the planned closings, including the write-off of net assets (net of estimated salvage value), operating costs from the estimated closing date through the estimated date of disposition, and other qualifying disposal costs. The reserve for restaurant closures is presented as a current liability as determined by Company management based on projected restaurant closure dates and costs to be incurred. During the year ended April 1, 1996, the Company charged to operations $1,275,000 to provide for costs of closing two Taco Buenos, one Rigatony's and one Crystal's restaurant. For the year ended April 1, 1996, revenues for the restaurants identified for closure approximate $1,823,000. During the year ended April 3, 1995, the Company charged to operations $421,000 to provide for the costs of closing one Taco Bueno and one Crystal's restaurants.

(6) EMPLOYEE RETIREMENT PLANS

    CBHI has a qualified defined contribution retirement plan covering eligible employees of CBHI and subsidiaries who have reached the age of twenty-one and completed one year of service. On April 1, 1990, CBHI and subsidiaries adopted a nonqualified defined contribution retirement plan for highly compensated employees (HCE Plan), as defined. Under these plans, the Company makes discretionary contributions each year. Expense charged in the form of contributions by the Company for these plans for the years ended April 1, 1996 and April 3, 1995 aggregated approximately $146,000 and $242,000, respectively.

    The Company has a Rabbi Trust to fund HCE Plan benefits and accrued benefits are included in other long-term liabilities. As of April 1, 1996 and April 3, 1995, assets of the trust aggregated approximately $324,000 and $258,000 and are included in other assets, respectively. Assets of the trust are primarily invested in equities and fixed income instruments.

    On April 1, 1990, a subsidiary of CBRI adopted a nonqualified defined benefit plan (SERP Plan) in order to supplement retirement benefits of specified employees. The benefits are based on years of service and the employees' average annual earnings, as defined, and are reduced by certain other retirement benefits. The net periodic pension cost is funded on an annual basis. The Company's allocated portion of the net periodic pension expense (income) was approximately $(6,000) and $70,000 in fiscal years 1996 and 1995, respectively. An allocated curtailment gain of approximately $60,000 in 1996 (none in 1995) is reflected in net periodic pension income for fiscal year 1996.

    In addition to the above retirement benefits, the Company provides certain health care and life insurance benefits to certain active employees. Postretirement benefits are not provided by the Company. The health care benefits in excess of certain limits and the life insurance benefits are insured. The Company recognizes the cost of providing these benefits by expensing

                   CASA BONITA INCORPORATED AND SUBSIDIARIES the insurance premiums and estimated costs of claims incurred. The cost of providing these benefits for the Company's active employees was approximately $1,329,000 in fiscal year 1996 and $622,000 in fiscal year 1995. At April 1, 1996, there were approximately 369 active full-time employees receiving the benefits.

(7) INCOME TAXES

    Components of income tax (benefit) expense are as follows (in thousands):

                                                YEARS ENDED
                                        ----------------------------
                                        APRIL 1, 1996  APRIL 3, 1995
                                        -------------  -------------
                   Current:
                     Federal                    $ 669         $1,488
                     State                         11             24
                   Deferred - federal            (171)          (683)
                                         ------------   ------------
                       Total                    $ 509         $  829
                                         ============   ============

    Actual income tax expense differs from the "expected" income tax expense (computed by applying the U.S. federal corporate tax rate of 35% to earnings before income taxes for the years ended April 1, 1996 and April 3,
    1995) as follows (in thousands):

                                                             YEARS ENDED
                                                     ----------------------------
                                                     APRIL 1, 1996  APRIL 3, 1995
                                                     -------------  -------------
       Computed "expected" income tax expense                $563           $782
       State income taxes, net of federal benefit               7             16
       Targeted jobs tax credit                                --            (80)
       FICA tax on tips credit                                (20)           (20)
       Other, net                                             (41)           131
                                                     ------------   ------------
         Actual income tax expense                           $509           $829
                                                     ============   ============

    The tax effects of the primary temporary differences giving rise to the deferred federal income tax assets and liabilities are as follows (in thousands):

                                                            APRIL 1, 1996  APRIL 3, 1995
                                                            -------------  -------------
      Deferred tax assets:
      Reserve for self-insurance in excess of claims
        paid                                                       $  684         $1,157
      Deferred lease liabilities                                      688            698
      Provision for restaurant closures                               577            147
      Vacation accrual                                                128            121
      Accrued pension and profit sharing                              161            147
                                                            -------------  -------------
        Total deferred tax assets                                  $2,238         $2,270
                                                            =============  =============

                   CASA BONITA INCORPORATED AND SUBSIDIARIES

        Deferred tax liabilities:
          Basis in property and equipment                  $  458         $  673
          Miscellaneous items                                 125            112
                                                    -------------  -------------
            Total deferred tax liabilities                    583            785
                                                    -------------  -------------
            Net deferred tax asset                         $1,655         $1,485
                                                    =============  =============

    Included in the consolidated balance sheets (in thousands):

                                                    APRIL 1, 1996  APRIL 3, 1995
                                                    -------------  -------------
        Current deferred tax asset                        $1,328          $1,368
        Noncurrent deferred tax asset                        327             117
                                                   -------------   -------------
        Net deferred tax asset                            $1,655          $1,485
                                                   =============   =============

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the Company's deferred tax assets (in excess of deferred tax liabilities) is dependent upon the generation of future taxable income. Management believes the Company will continue to generate taxable income in the future and, accordingly, management has concluded on a more likely than not basis that net deferred tax assets will be realized.

(8) LEASES

    At April 1, 1996, the Company operates 44 restaurants which are leased under operating leases and 9 under capital leases. Administrative offices (see note 10) and certain equipment are also leased.

    CAPITAL LEASES

    The Company leases certain property under various leases which are classified as capital leases. These leases cover initial periods of three to twenty years and substantially all of these leases contain renewal options of five to ten years.

    Property under capital leases included in property and equipment by major class is as follows (in thousands):

                                                APRIL 1, 1996  APRIL 3, 1995
                                                -------------  -------------
        Buildings and leasehold improvements           $2,120         $2,220
        Less accumulated depreciation
          and amortization                              1,384          1,391
                                                -------------  -------------
                                                       $  736         $  829
                                                =============  =============

                   CASA BONITA INCORPORATED AND SUBSIDIARIES

    OPERATING LEASES

    The Company leases certain restaurant facilities, administrative offices, and certain equipment under operating leases covering initial periods of three to twenty years and substantially all of real property leases contain renewal options of five to ten years. In addition to fixed lease obligations, the Company pays a percentage of sales for various restaurants and additional costs for property taxes and certain other expenses. A summary of rental expense for all operating leases follows (in thousands):

                                         YEARS ENDED
                                 ----------------------------
                                 APRIL 1, 1996  APRIL 3, 1995
                                 -------------  -------------
           Minimum rentals            $1,299         $1,353
           Contingent rentals             96             94
                                      ------         ------
                                      $1,395         $1,447
                                      ======         ======

    COMMITMENTS

    The present value of capital lease payments and the future minimum lease payments under operating leases with an initial or remaining noncancellable lease term in excess of one year at April 1, 1996 are as follows (in thousands):

                                                CAPITAL LEASES  OPERATING LEASES
                                                --------------  ----------------
    Fiscal year:
      1997                                              $  298            $1,387
      1998                                                 298             1,244
      1999                                                 299             1,209
      2000                                                 274             1,041
      2001                                                 188               929
      Later years                                        1,223             3,268
                                                  ------------    --------------
         Total minimum lease payments                    2,580            $9,078
                                                                  ==============
    Less amounts representing interest                   1,183
                                                  ------------
        Present value of minimum lease payments          1,397
    Less current installments                              130
                                                  ------------
                                                        $1,267
                                                  ============

                   CASA BONITA INCORPORATED AND SUBSIDIARIES

 (9) CONTINGENCIES

     The Company is engaged in various legal proceedings and has certain unresolved claims pending. The ultimate liability, if any, for the aggregate amounts claimed cannot be determined at this time. Management of the Company, based upon consultation with legal counsel, is of the opinion that there are no matters pending or threatened which are expected to have a material adverse effect on the Company's consolidated financial condition, results of operations or liquidity.

(10) TRANSACTIONS WITH AFFILIATES

     The Company's corporate administrative functions, including accounting and data processing, are combined with the administrative functions of an affiliate. The cost of these administrative functions is allocated to the companies in proportion to the budgeted net revenues of each company. Management believes this allocation method is reasonable; however, such allocated costs may not necessarily be indicative of the cost of obtaining such services if the Company operated on a stand alone basis. General and administrative expenses include approximately $3,907,000 in fiscal year 1996 and $3,905,000 in fiscal year 1995 of these allocated expenses. Included in these allocated expenses is office rent expense which approximated $675,000 in fiscal year 1996 and $621,000 in fiscal year 1995.

     The Company participates in a cash sharing arrangement with affiliates, whereby cash is combined for investing or borrowing purposes. This arrangement resulted in a net affiliates receivable (net of accrued interest) for the Company at April 1, 1996 and April 3, 1995. Funding activities under this arrangement bear interest at the prime rate. The Company recorded interest income on a net basis of approximately $151,000 in fiscal year 1996 and $98,000 in fiscal year 1995 under this arrangement (included in other income, net in the consolidated statements of operations).

     Effective April 1, 1994, the board of directors of CBRI adopted the 1994 Stock Appreciation Rights Plan (the Plan). The Plan provides for the granting of stock appreciation rights (SARs) to key employees of CBRI and subsidiaries subject to certain conditions and limitations, as defined by the Plan. The Plan provides, in the aggregate, a maximum of 1,780,000 SARs. SARs permit the option holder to surrender an exercisable SAR for an amount equal to the excess of the value assigned to a share of common stock of CBRI over the value assigned to the SAR as of the grant date. The value of a share of common stock of CBRI is to be determined by an independent valuation two times per fiscal year. A summary of SAR activity follows (in thousands):

                   CASA BONITA INCORPORATED AND SUBSIDIARIES

                                               NUMBER OF
                                                  SARS
                                               ---------
            Issued                                1,422
            Forfeited                              (122)
                                                  -----
            Outstanding at April 3, 1995          1,300
            Issued                                  190
            Forfeited                                (7)
                                                  -----
            Outstanding at April 1, 1996          1,483
                                                  =====

     The outstanding SARs vest equally on each of the first four anniversaries of the date of grant, and 677,000 are vested at April 1, 1996. All SARs which have not been exercised will expire ten years from the date of grant. No expense was incurred or allocated to the Company for the Plan during fiscal years 1996 and 1995 as the value assigned to a share of common stock of CBRI during such fiscal years did not exceed the value assigned to the SARs as of the respective grant dates.

(11) SALE OF COMPANY

     On August 27, 1996, CBHI entered into a Stock Purchase Agreement (the Agreement) with CKE Restaurants, Inc., an unrelated third party, to sell CBHI's interest in the Company. The final closing of the sale occurred on October 1, 1996 at which time CBI Restaurants, Inc., a newly-formed corporaton in which CKE Restaurants, Inc. holds an 80.0% equity interest, exchanged $42 million cash for CBHI's interest in the Company. Any obligation associated with the SAR's will not be transferred to CBI Restaurants, Inc. The terms of the Agreement will substantially affect the Company's current affiliate debt and cash sharing arrangements as well as the availability of existing corporate administrative facilities shared by the Company.